UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2006

SUPERVALU INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5418	41-0617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road, Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 828-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This amendment to the Form 8-K filed on June 7, 2006 is to include the financial statement information required by Item 9.01 of Form 8-K.

On June 2, 2006, SUPERVALU INC. (“SUPERVALU” or the “Company”), CVS Corporation (“CVS”), an investment group led by Cerberus Capital Management L.P. (the “Cerberus Group”), and Albertson’s, Inc. (“Albertsons”) completed a series of transactions providing for the sale of Albertsons to the Company, CVS and the Cerberus Group. The Company acquired New Albertson’s, Inc. (“New Albertsons”) (the “Acquisition”) consisting of the core supermarket business historically operated by Albertsons under the banners of Acme Markets, Bristol Farms, Jewel-Osco, Shaw’s Supermarkets, Star Markets, Albertsons’ in the Intermountain, Northwest and Southern California regions, the related in-store pharmacies under the Osco and Save-On banners, 10 distribution centers, certain regional offices and certain corporate offices in Boise, Idaho, Glendale, Arizona and Salt Lake City, Utah.

The Company purchased New Albertsons for a total purchase price of approximately $16.23 billion using a combination of cash, SUPERVALU common stock, and assumed debt. Each share of New Albertsons common stock was acquired for $20.35 in cash and 0.182 shares of SUPERVALU common stock. The cash portion of the consideration was approximately $7.58 billion and was funded using approximately $0.56 billion of cash on hand, approximately $0.14 billion of New Albertson’s cash on hand, approximately $1.97 billion of debt financing provided by new credit facilities, and the cash proceeds of approximately $4.91 billion from the sales of the standalone drug store business to CVS and the non-core supermarket business to the Cerberus Group historically operated by Albertsons. The fair value of the SUPERVALU common stock consideration was approximately $2.25 billion for the approximately 68.5 million shares issued. The debt assumed was approximately $6.12 billion. The Company also paid approximately $0.28 billion in direct acquisition costs and cash settlements of stock-based compensation awards.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements of Albertson’s, Inc. required by Item 9.01(a) of Form 8-K are included in Item 9.01(d) Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Combined Balance Sheet of SUPERVALU required by Item 9.01(b)(1) of Form 8-K is not included herein as the Acquisition is already reflected in the Unaudited Condensed Consolidated Balance Sheet in the SUPERVALU Quarterly Report on Form 10-Q for the 16 weeks ended June 17, 2006. The Unaudited Pro Forma Condensed Combined Statements of Earnings of SUPERVALU for the fiscal year ended February 25, 2006 and the 16 weeks ended June 17, 2006 required by Item 9.01(b)(1) of Form 8-K are included herein.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits. See the Index of Exhibits attached to this Form 8-K/A, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.

By:	/s/ Sherry M. Smith
Name:	Sherry M. Smith
Title:	Senior Vice President

Date: August 17, 2006

SUPERVALU INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

The unaudited pro forma condensed combined statements of earnings for the fiscal year ended February 25, 2006 and the 16 weeks ended June 17, 2006 assume that the mergers and simultaneous sale of the standalone drug and non-core businesses occurred on February 27, 2005, the first day of SUPERVALU’s fiscal year for the fiscal year ended February 25, 2006. Therefore, the accompanying unaudited pro forma condensed combined statement of earnings for the fiscal year ended February 25, 2006 combines the 52 weeks of SUPERVALU’s fiscal year ended February 25, 2006 with the 52 weeks of New Albertsons’ fiscal year ended February 2, 2006. The unaudited pro forma condensed combined statement of earnings for the 16 weeks ended June 17, 2006 combines the 16 weeks ended June 17, 2006 for SUPERVALU with the 13 weeks ended May 4, 2006 for New Albertsons. SUPERVALU’s fiscal year ends on the last Saturday of February, while Albertsons’ fiscal year historically ended on the Thursday nearest to January 31.

The unaudited pro forma condensed combined statements of earnings should be read in conjunction with the historical consolidated financial statements and notes thereto of SUPERVALU included in its Annual Report on Form 10-K for the fiscal year ended February 25, 2006, and Quarterly Report on Form 10-Q for the 16 weeks ended June 17, 2006; the historical consolidated financial statements and notes thereto of Albertsons included in its Annual Report on Form 10-K for the fiscal year ended February 2, 2006, and Quarterly Report on Form 10-Q for the 13 weeks ended May 4, 2006, which are incorporated by reference in this Form 8-K/A; and the accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements of Earnings.

The unaudited pro forma condensed combined statements of earnings reflect adjustments for pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. Substantially all of the holders of the Corporate Units did not elect to early settle the purchase contracts in connection with the Acquisition. Therefore, the pro forma adjustments do not reflect the effects of early settlements. The unaudited pro forma condensed combined statements of earnings were prepared using the purchase method of accounting with SUPERVALU treated as the acquiring entity. Accordingly, the consideration paid by SUPERVALU to complete the Acquisition has been allocated preliminarily to the assets and liabilities acquired based upon their estimated fair values as of the date of the Acquisition.

The allocation of purchase price is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Additionally, a final determination of the fair value of the acquired Albertsons assets and liabilities will be based on the actual net tangible and intangible assets of New Albertsons that exist as of the date of the Acquisition. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma condensed combined statements of earnings.

The allocation of the purchase price to the acquired Albertsons assets includes an assigned fair value to identifiable intangible assets. Provisions of Statement of Financial Accounting Standards No. 141, “Business Combinations,” establish criteria for determining when intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) also provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather tested for impairment on at least an annual basis. Management of SUPERVALU believes that certain trade names owned by Albertsons have indefinite lives based upon a preliminary analysis utilizing the criteria in paragraph 11 of SFAS 142.

The unaudited pro forma condensed combined statements of earnings were derived from SUPERVALU’s and Albertsons’ most recent quarterly and fiscal year filings with the Securities and Exchange Commission. The pro forma condensed combined statements of earnings columns entitled “Albertsons as adjusted” represent Albertsons historical financial statements adjusted for the simultaneous sale of the standalone drug business and the non-core business. The disposition of the standalone drug business and the non-core business provided approximately $4.9 billion in proceeds that were available to complete the Acquisition.

Management expects that the benefits of the business combination will generate an estimated $150 to $175 million pre-tax of cost synergies to be fully realized by the end of the third year after closing. Management expects to realize annual synergies of approximately $75 to $85 million pre-tax related to leveraging the retail businesses and other operating efficiencies, $50 to $60 million pre-tax from consolidation of corporate functions including redundant public company overhead, and $25 to $30 million pre-tax from supply chain optimization. Management also expects to incur an estimated $145 million pre-tax of one-time transaction-related costs during the three years following the closing of the Acquisition. The accompanying unaudited pro forma condensed combined statements of earnings do not include any synergies which may be achievable subsequent to the Acquisition or the impact of the one-time transaction-related costs, except for one-time transaction-related costs incurred during the 16 weeks ended June 17, 2006.

The full costs of providing support services to the standalone drug and non-core businesses, and the payments that will be made by the Cerberus Group and CVS for transition services are included in the unaudited pro forma condensed combined statements of earnings. See Note (b2) to the Unaudited Pro Forma Condensed Combined Statements of Earnings for more detail.

The unaudited pro forma condensed combined statements of earnings are presented for illustrative purposes only and are not necessarily indicative of what SUPERVALU’s actual results of operations would have been had the Acquisition been completed on the dates indicated above. Further, the unaudited pro forma condensed combined financial statements do not reflect one-time transaction-related costs, except for one-time transaction-related costs incurred during the 16 weeks ended June 17, 2006, to fully merge and operate the combined organization more efficiently, or anticipated synergies expected to result from the combination. You should not rely on the unaudited pro forma condensed combined statements of earnings as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that SUPERVALU will experience.

SUPERVALU INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

For the fiscal year ended February 25, 2006

(in millions, except per share data)

	52 weeks Albertsons historical(1)	(a) Adjustments for simultaneous sale of standalone drug and non-core	52 Weeks Albertsons as adjusted (2)	52 weeks Supervalu historical(3)	Adjustments to reflect the acquisition of Albertsons as adjusted		Supervalu pro forma
Net sales	$40,358	$15,936	$24,422	$19,864	$—		$44,286
Costs and expenses
Cost of sales	29,038	11,768	17,270	16,977	—		34,247
Selling and administrative expenses	10,082	3,764	6,318	2,447	(121	)(b)	8,644
Restructure and other charges	—	—	—	5	—		5

Operating earnings	1,238	404	834	435	121		1,390
Interest expense, net	529	25	504	106	166	(c)	776
Other income, net	5	—	5	—	—		5

Earnings (loss) from continuing operations before income taxes	714	379	335	329	(45)		619
Provision (benefit) for income taxes	252	134	118	123	(18	)(d)	223

Net earnings (loss) from continuing operations	$462	$245	$217	$206	$(27)		$396

Net earnings per share from continuing operations–basic	$1.25			$1.52			$1.93
Net earnings per share from continuing operations–diluted	$1.24			$1.46			$1.86
Weighted average number of common shares outstanding
Basic	370			136	69	(e)	205
Diluted	372			146	71	(e)	217

[1]	As more fully described in Albertsons’ historical consolidated financial statements and notes thereto, results for the 52 weeks ended February 2, 2006 were favorably impacted by net pre-tax gains of $133 recognized upon the disposition of property (including a pre-tax gain of $52 on the San Leandro, California distribution facility) and unfavorably impacted by a pre-tax non-cash adjustment of $38 for a change in accounting for cash discounts for the early payment of merchandise purchases, pre-tax costs of $22 related to Albertsons’ exploration of strategic alternatives, and $20 in pre-tax unplanned costs, net of anticipated insurance reimbursements, as a result of the hurricanes that struck Florida, Texas and Louisiana in 2005.
[2]	Selling and administrative expenses for “Albertsons as adjusted” include historical corporate administrative costs related to the standalone drug store and non-core businesses.
[3]	SUPERVALU’s results for the 52 weeks ended February 25, 2006 include pre-tax charges of $156 related to the sale of Cub Foods in Chicago and twenty Corporate-operated Shop ‘n Save retail stores in Pittsburgh. Additionally, results include pre-tax impairment charges of $14 related to SUPERVALU’s planned disposition of standalone Deals stores and $5 related to the impact of Hurricane Katrina (primarily at Save-A-Lot locations in Louisiana).

See Notes to Unaudited Pro Forma Condensed Combined Statements of Earnings

SUPERVALU INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

For the 16 weeks ended June 17, 2006

(in millions, except per share data)

	13 weeks Albertsons historical(4)	(a) Adjustments for simultaneous sale of standalone drug and non-core	13 Weeks Albertsons as adjusted(5)	16 weeks Supervalu historical(6)	Adjustments to reflect the acquisition of Albertsons as adjusted		Supervalu pro forma
Net sales	$9,940	$3,990	$5,950	$5,783	$—		$11,733
Costs and expenses
Cost of sales	7,097	2,953	4,144	4,968	—		9,112
Selling and administrative expenses	2,462	924	1,538	644	(26	)(b)	2,156
Restructure and other charges	—	—	—	3	—		3

Operating earnings	381	113	268	168	26		462
Interest expense, net	119	6	113	26	49	(c)	188
Other income, net	1	—	1	—	—		1

Earnings (loss) from continuing operations before income taxes	263	107	156	142	(23)		275
Provision (benefit) for income taxes	97	39	58	55	(9	)(d)	104

Net earnings (loss) from continuing operations	$166	$68	$98	$87	$(14)		$171

Net earnings per share from continuing operations–basic	$0.45			$0.59			$0.83
Net earnings per share from continuing operations–diluted	$0.44			$0.57			$0.80
Weighted average number of common shares outstanding
Basic	372			147	59	(e)	206
Diluted	375			156	60	(e)	216

[4]	As more fully described in Albertsons’ historical condensed consolidated financial statements and notes thereto, results for the 13 weeks ended May 4, 2006 were favorably impacted by a pre-tax gain of $47 for pension plan curtailments, and unfavorably impacted by pre-tax costs of $10 related to Albertsons’ exploration of strategic alternatives and $4 related to stock compensation expenses recognized due to the adoption of FASB Statement No. 123(R), “Stock-Based Compensation”.
[5]	Selling and administrative expenses for “Albertsons as adjusted” include historical corporate administrative costs related to the standalone drug store and non-core businesses.
[6]	SUPERVALU’s results for the 16 weeks ended June 17, 2006 include pre-tax costs of $21 related to the Acquisition and $13 related to stock compensation expenses recognized due to the adoption of FASB Statement No. 123(R), “Stock-Based Compensation”.

See Notes to Unaudited Pro Forma Condensed Combined Statements of Earnings

SUPERVALU INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

(in millions, except per share data)

(a) Reflects the simultaneous sale of the standalone drug and non-core businesses. The significant statements of earnings assumptions related to the simultaneous sale are as follows:

1. Revenues and expenses of standalone drug and non-core businesses have been separated in accordance with the terms of the respective purchase agreements.

2. Selling and administrative expenses include the corporate administrative expenses of Albertsons, including the corporate and administrative expenses for the standalone drug and non-core businesses. These costs are not necessarily representative of current costs.

3. The historical effective income tax rate of Albertsons was used to compute the provision for income taxes for the core, non-core and standalone drug businesses.

(b) The following adjustments to selling and administrative expenses have been made to reflect depreciation and amortization of fair value adjustments, the transition services agreements and other items for the fiscal year ended February 25, 2006 and the 16 weeks ended June 17, 2006, respectively:

	Annual	16 Weeks
Increased depreciation and amortization expense	$52	$13
Transition services agreement reimbursements	(193)	(43)
Other adjustments	20	4

Estimated net adjustment	$(121)	$(26)

(b1) Reflects the estimated incremental depreciation and amortization expense for the preliminary purchase price allocation made to property, plant and equipment and intangible assets. The increase in depreciation and amortization expense has been estimated as follows (using estimated weighted average remaining useful lives):

			Additional depreciation and amortization
	Increase in value	Remaining useful life	Annual	16 Weeks
Property, plant and equipment, net	$417	13	$32	$8
Definite lived intangible assets, net	$271	14	20	5

Estimated net adjustment			$52	$13

The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in the Unaudited Condensed Consolidated Balance Sheet as of June 17, 2006. An increase or decrease in $100 in purchase price allocated to amortizable property, plant and equipment would impact the amount of annual amortization income or expense by $8. An increase or decrease in $100 in purchase price allocated to definite lived intangible assets would impact the amount of annual amortization income or expense by $7.

(b2) In connection with the simultaneous sale of the standalone drug and non-core businesses, SUPERVALU entered into separate transition services agreements with the Cerberus Group in connection with the non-core business and with CVS in connection with the standalone drug business.

The non-core business transition services agreement between SUPERVALU and the Cerberus Group contemplates a two year term and provides for fixed payments to the Company of $155 in the aggregate in the first year and $135 in the aggregate in the second year and, in addition, quarterly variable payments of $8.75. After the first quarter, the variable payments may be reduced by $0.4375 for each increment of 35 stores that will no longer be supported by SUPERVALU under the terms of the agreement. The Cerberus Group will be required to provide SUPERVALU with 60 days’ advanced notice of stores that will no longer be supported under the transition services agreement, during which time SUPERVALU intends to reduce support infrastructure and related costs.

The standalone drug business transition services agreement between SUPERVALU and CVS contemplates a six month term and provides for payments by CVS to SUPERVALU of $3 in the aggregate.

Selling and administrative expenses in the unaudited pro forma condensed combined statements of earnings include the historical corporate administrative costs related to the standalone drug and non-core businesses and are net of reimbursements received under the transition services agreements in the amounts of $193 and $43 for the year ended February 25, 2006 and the 16 weeks ended June 17, 2006, respectively. Management believes that the annual corporate administrative expenses eliminated at the end of the transition service periods will equal or exceed the $193 payments to be received under the transition service agreements during the twelve months following the Acquisition. No assurance can be given as to the actual length of time the Company will provide the transition services or the extent to which the payments to be received pursuant to the transition service agreements will offset the actual costs of providing those services. Elimination of corporate administrative costs related to the standalone drug and non-core businesses are not a component of the synergies identified by management.

(b3) Reflects estimated adjustments to selling and administrative expenses for the following items:

	Annual	16 Weeks
Reduction of self-insurance expense from conforming accounting policies	$(27)	$(7)
Accretion of discounted self insurance liability[7]	38	9
Reclassifications of bank fees from interest expense	9	2

Estimated net adjustment	$20	$4

(c) Reflects the estimated incremental interest expense resulting from the following items:

	Annual	16 Weeks
Interest on new financing	$139	$39
Amortization of debt fair value adjustment[8]	20	5
Reduction in interest income due to use of cash	22	9
Eliminate amortization of Albertsons historical debt issuance costs	(6)	(2)
Reclassification of bank fees to selling and administrative expenses	(9)	(2)

Estimated net adjustment	$166	$49

Impact to interest expense of a 1/8 percentage point change in interest rates	$3	$1

Estimated interest expense on the credit facilities used to fund a portion of the purchase price assumes an interest rate of 6.96% (current LIBOR of 5.31% plus 1.65%) for the fiscal year ended February 25, 2006 and the 16 weeks ended June 17, 2006. The fair value adjustment to Albertsons historical debt is being amortized over the average remaining life of the corresponding debt.

(d) Reflects the estimated incremental income taxes that would have been recorded for the pro forma adjustments using a combined statutory federal and blended state income tax rate of 39%.

(e) Reflects the incremental impact on basic and diluted weighted average shares of the issuance of SUPERVALU common stock assuming the shares were outstanding for the entire fiscal year ended February 25, 2006 and the entire 16 weeks ended June 17, 2006, respectively. The Company’s shares were issued at the exchange ratio of 0.182 per share for 372.1 million shares of New Albertsons common stock.

[7]	This item was reflected as “Self insurance, interest discount to conform accounting policies” as a pro forma adjustment to interest expense in the joint proxy statement/prospectus dated April 28, 2006, and herein renamed and reclassified to Selling and administrative expenses.

[8]	Includes the amortization of the fair value adjustment to the Corporate Units amortized over approximately 23 months, representing the period from February 25, 2005, the first day of SUPERVALU’s fiscal year 2006, through February 7, 2007, the remarketing date of the Corporate Units, of $15 and $4 for the fiscal year ended February 25, 2006 and the 16 weeks ended June 17, 2006, respectively.

INDEX OF EXHIBITS

Number	Exhibit
99.1	Annual Report on Form 10-K of Albertson’s, Inc. for the fiscal year ended February 2, 2006 (incorporated herein by reference)

99.2	Quarterly Report on Form 10-Q of Albertson’s, Inc. for the 13 weeks ended May 4, 2006 (incorporated herein by reference)